UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2006

VIRGINIA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-22283	54-1829288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

102 S. Main Street, Culpeper, Virginia 22701

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (540) 829-1633

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Item 1.01 Entry into a Material Definitive Agreement

On March 2, 2006 (the Grant Date), the Personnel and Compensation Committee of the Board of Directors of Virginia Financial Group, Inc. (the Corporation) granted stock options to the Corporation’s named executive officers under the Virginia Financial Group, Inc. 2002 Stock Incentive Plan (the Plan). The stock options were awarded with an exercise price of $42.13 per share, which was in excess of the fair market value of the Corporation’s common stock on the Grant Date. The options become vested in one-fifth installments beginning on January 1, 2007 and will expire on September 1, 2011. The named executive officers and the number of Corporation common shares underlying the options granted are as follows:

Name and Principal Position		Shares Underlying Options
O. R. Barham, Jr.	President and Chief Executive Officer	15,714
Jeffrey W. Farrar	Executive Vice President and Chief Financial Officer	5,683
Litz Van Dyke	Executive Vice President and Chief Operating Officer	6,532

Each option grant is evidenced by a Virginia Financial Group, Inc. Stock Option Agreement between the Corporation and the named executive officer. A form of the Virginia Financial Group, Inc. Stock Option Agreement is attached as Exhibit 10.1 to this report on Form 8-K and is incorporated herein by reference into this Item 1.01.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits:

Exhibit 10.1    Form of Virginia Financial Group, Inc. Stock Option Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA FINANCIAL GROUP, INC.

By:	/s/ Jeffrey W. Farrar
Jeffrey W. Farrar
Executive Vice President
and Chief Financial Officer

March 7, 2006

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EXHIBIT INDEX

Exhibit
10.1	Form of Virginia Financial Group, Inc. Stock Option Agreement.

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